Exhibit 10.4.2

SYNOVA HEALTHCARE GROUP, INC.

Rose Tree Corporate Center

1400 N. Providence Road

Suite 6010, Building II

Media, Pennsylvania 19063

January 12, 2007

Synova Healthcare Group, Inc.

1400 N. Providence Road, Suite 6010

Media, Pennsylvania 19063

Attention: Stephen E. King

Re:	Employment Agreement dated February 10, 2005

Dear Mr. King:

We refer you to the Employment Agreement dated February 10, 2005 (the “Employment Agreement”) among you, Synova Healthcare Group, Inc. (“Group”), and Synova Healthcare, Inc. (the “Company”). Group intends to enter into an Agreement and Plan of Merger (“Merger Agreement”), dated on or about January 12, 2007, with Allendale Pharmaceuticals, Inc. (“Allendale”). Under the Merger Agreement, Group will add Mr. George Votis to the board of directors.

Section 4.5 of the Employment Agreement entitles you to terminate the Employment Agreement in the event of a change in control of the Group or Company, including certain changes in board composition. In view of the changes in Group’s board composition that have previously occurred and the addition of Mr. Votis as part of the Allendale merger, we are requesting this waiver of any right you may have to terminate the Employment Agreement as a result of the changes in board composition occurring on or prior to the date hereof and as a result of the Allendale merger pursuant to the Merger Agreement. Your agreement to the above waiver shall not constitute a waiver of any future rights you may have under the Employment Agreement.

Please indicate by signing below your agreement to the above waiver and return a signed copy to Gregg S. Rivkind, Esq. via facsimile at (215) 832-5769 and the original by regular mail sent to the attention of Gregg S. Rivkind, Esq., c/o Blank Rome LLP, 1 Logan Square, Philadelphia, PA 19103. Thank you for your assistance with this matter.

Synova Healthcare Group, Inc.

January 12, 2007

Sincerely,

/s/ David J. Harrison
David J. Harrison
President and Chief Operating Officer

Agreed to and accepted by:

/s/ Stephen E. King
Stephen E. King

Date: January 12, 2007